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Exhibit 99.2

LETTER TO CLIENTS

CLOUD PEAK ENERGY RESOURCES LLC
CLOUD PEAK ENERGY FINANCE CORP.

OFFER TO EXCHANGE

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR OUTSTANDING 8.250% SENIOR NOTES DUE 2017 FOR NEW 8.250% SENIOR NOTES DUE 2017 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR OUTSTANDING 8.500% SENIOR NOTES DUE 2019 FOR NEW 8.500% SENIOR NOTES DUE 2019 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2010 UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

, 2010

To Our Clients:

        We are enclosing herewith a prospectus, dated                                    , 2010 (the "Prospectus"), of Cloud Peak Energy Resources LLC, a Delaware limited liability company, and Cloud Peak Energy Finance Corp., a Delaware corporation (the "Issuers"), and the accompanying letter of transmittal and instructions thereto (the "Letter of Transmittal") which together constitute the Issuers' offer (the "Exchange Offer") to exchange up to $300,000,000 of our new 8.250% Senior Notes due 2017 (the "2017 Exchange Notes") and $300,000,000 of our new 8.500% Senior Notes due 2019 (the "2019 Exchange Notes," and together with the 2017 Exchange Notes, the "Exchange Notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $300,000,000 of our outstanding 8.250% Senior Notes due 2017 (the "Old 2017 Notes") and up to $300,000,000 of our outstanding 8.500% Senior Notes due 2019 (the "Old 2019 Notes," and together with the Old 2017 Notes, the "Old Notes"), respectively. Capitalized terms used but not defined herein shall have the same meanings given them in the Prospectus. The Exchange Offer is subject to all of the terms and conditions set forth in the Prospectus, including without limitation, the right of the Issuers to waive, subject to applicable laws, conditions. In the event of any conflict between this letter and the Prospectus, the Prospectus shall govern.

THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OUTSTANDING NOTES BEING TENDERED.

        We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Owner enclosed herewith. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

        Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuers that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person, or an intent, to participate in the distribution of the Exchange Notes, and (iii) neither the holder nor any such other person is an "affiliate" of the Issuers or any of the guarantors within the meaning of Rule 405 under the Securities Act, or, if such holder or any such other person is such an "affiliate," that such holder or any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate" of the Issuers or any of the guarantors within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                      Very truly yours,

 INSTRUCTIONS TO REGISTERED HOLDER

CLOUD PEAK ENERGY RESOURCES LLC
CLOUD PEAK ENERGY FINANCE CORP.

OFFER TO EXCHANGE

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR OUTSTANDING 8.250% SENIOR NOTES DUE 2017 FOR NEW 8.250% SENIOR NOTES DUE 2017 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR OUTSTANDING 8.500% SENIOR NOTES DUE 2019 FOR NEW 8.500% SENIOR NOTES DUE 2019 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2010 UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

, 2010

To Registered Holder:

        The undersigned hereby acknowledges receipt of the prospectus, dated                                    , 2010 (the "Prospectus"), of Cloud Peak Energy Resources LLC, a Delaware limited liability company, and Cloud Peak Energy Finance Corp., a Delaware corporation (the "Issuers"), and the accompanying letter of transmittal and instructions thereto (the "Letter of Transmittal") which together constitute the Issuers' offer (the "Exchange Offer") to exchange up to $300,000,000 of our new 8.250% Senior Notes due 2017 (the "2017 Exchange Notes") and $300,000,000 of our new 8.500% Senior Notes due 2019 (the "2019 Exchange Notes," and together with the 2017 Exchange Notes, the "Exchange Notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $300,000,000 of our outstanding 8.250% Senior Notes due 2017 (the "Old 2017 Notes") and up to $300,000,000 of our outstanding 8.500% Senior Notes due 2019 (the "Old 2019 Notes," and together with the Old 2017 Notes, the "Old Notes"), respectively. Capitalized terms used but not defined herein shall have the same meanings given them in the Prospectus. The Exchange Offer is subject to all of the terms and conditions set forth in the Prospectus, including without limitation, the right of the Issuers to waive, subject to applicable laws, conditions. In the event of any conflict between these instructions and the Prospectus, the Prospectus shall govern.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount): $            of Old 2017 Notes and $            of Old 2019 Notes.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER the following Old Notes held by you for the account of the undersigned (insert stated amount at maturity of Old Notes to be tendered (if any)): $            of Old 2017 Notes and $            of Old 2019 Notes.

  ☐
  NOT to TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person, or an intent, to participate in the distribution of the Exchange Notes, and (iii) neither the holder nor any such other person is an "affiliate" of the Issuers or any of the guarantors within the meaning of Rule 405 under the Securities Act, or, if such holder or any such other person is such an "affiliate," that such holder or any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate" of the Issuers or any of the guarantors within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

SIGN HERE

X:		, 2010
X:		, 2010
(SIGNATURE(S) OF BENEFICIAL OWNER(S))	(DATE)

Name(s):
(PLEASE TYPE OR PRINT)
Capacity*:
Address:
(INCLUDING ZIP CODE)

Area Code and Telephone Number:

Taxpayer Identification Number or Social Security Number:

My Account Number With You:

Dated:	, 2010

*
Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

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LETTER TO CLIENTS CLOUD PEAK ENERGY RESOURCES LLC CLOUD PEAK ENERGY FINANCE CORP. OFFER TO EXCHANGE
INSTRUCTIONS TO REGISTERED HOLDER CLOUD PEAK ENERGY RESOURCES LLC CLOUD PEAK ENERGY FINANCE CORP. OFFER TO EXCHANGE